                                                                    EXHIBIT 10.5

                                   (KCS LOGO)

                                KCS ENERGY, INC.
                     2001 EMPLOYEE AND DIRECTORS STOCK PLAN

                       NOTICE OF AMENDMENT OF OUTSTANDING
                           RESTRICTED STOCK AGREEMENT

     Name of Grantee: __________________________________________________________

     Address of Grantee: _______________________________________________________

     Number of Shares: _________________

     Offer Grant Date: _________________

This is an amendment of the Restricted Stock Agreement (the "AGREEMENT") entered into between you ("Participant") and KCS Energy, Inc., which was previously granted to you on the Date of Grant designated above (the "Prior Agreement"). Your outstanding Agreement has been amended to change the Vesting provisions as follows:

VESTING PROVISIONS

Paragraph SECOND is hereby amended, effective as of April 20, 2006, by revising Paragraph (c) in its entirety to read as follows:

          (c) Except as otherwise provided in this Paragraph SECOND, if the Grantee shall cease to be an employee or a director of the Company or any Subsidiaries for any reason other than death, Total and Permanent Disability, Retirement or an involuntary termination of Participant's employment with or service as a director of the Company or any Subsidiaries (other than for Cause) at any time within 12 months following a Change in Control, the Restricted Shares shall be forfeited immediately. Upon the occurrence of an involuntary termination of Participant's employment with or service as a director of the Company or any Subsidiaries (other than for Cause) at any time within 12 months following a Change in Control, the Restricted Stock shall become 100% vested on such event and the restrictions on transfer shall lapse. For purposes of this Paragraph
     SECOND:

          "Cause" means the occurrence of any of the following events: (i) the commission by Participant of an act of willful misconduct in any material respect including, but not limited to, the willful violation of any material law, rule, regulation or cease and desist order applicable to Participant or the Company (other than a law, rule or regulation relating to a minor traffic violation or similar offense), or an act which constitutes a breach of a fiduciary duty owed to the Company by Participant involving personal profit; (ii) the commission by Participant of an act of dishonesty relating to the performance of Participant's duties, habitual unexcused absence from work, willful failure to perform duties in any material respect (other than any such failure resulting from Participant's incapacity due to physical or mental illness or disability), or gross negligence in the performance of duties resulting in damage or injury to the Company, its reputation or goodwill (provided, however, that in the event of Participant's willful failure to perform duties in any material respect, Participant shall be provided with written notice of such event and shall be provided with a reasonable opportunity, and in no event more than thirty (30) days, to cure such failure to perform his duties); or
     (iii) any felony conviction of Participant or any conviction involving dishonesty, fraud or breach of trust (other than for a minor traffic violation or similar offense), whether or not in the line of duty.

          "Change in Control" means the first to occur of any of the following events which occurs at any time after the Effective Date: (i) Any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act, other than a trustee or other fiduciary holding securities under an executive benefit plan of the Company or any of its Subsidiaries, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 25% of the combined voting power of the Company's then outstanding securities; (ii) individuals who are members of the Board on the date of this Agreement (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date of this Agreement in replacement for a director who has died or become disabled and whose election was approved by a vote of at least a majority of the directors comprising the Incumbent Board, or whose nomination for election by the Company's stockholders was approved by a nominating committee serving under an Incumbent Board, shall be considered a member of the Incumbent Board; (iii) a merger or consolidation of the Company with any other corporation or other business entity, other than a merger or consolidation which would result in the combined voting power of the Company's securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 51% of the combined voting power of the securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (iv) a sale or disposition by the Company of all or substantially all of the Company's assets.

AGREEMENT

By your acceptance of this Notice of Amendment, you and KCS Energy agree that this amended Restricted Stock Agreement is granted under and governed by the terms of the KCS Energy, Inc. 2001 Employee and Directors Stock Plan and the Prior Agreement which is incorporated herein by this reference. PLEASE READ SUCH PRIOR AGREEMENT IN CONJUNCTION WITH THIS NOTICE OF AMENDMENT.

                                        KCS ENERGY, INC.
                                        5555 San Felipe, Suite 1200,
                                        Houston, Texas 77056


                                        By: /s/ James Christmas
                                            ------------------------------------
                                            James Christmas, Chairman & Chief
                                            Executive Officer